Consent of Independent Public Accountants



     As independent public accountants, we hereby consent to the use of our report on Pioneer Independence Fund dated February 12, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 1 and Amendment No. 2 to Registration Statement File Nos. 333-42105 and 811-08547, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
February 24, 1999